Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DILLARD’S, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	71-0388071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
_________________________

1600 CANTRELL ROAD
LITTLE ROCK, ARKANSAS 72201
501-376-5200
(Address of Principal Executive Offices)
_________________________

DILLARD’S, INC. INVESTMENT & EMPLOYEE STOCK OWNERSHIP PLAN
(formerly, the Dillard Department Stores, Inc. Retirement Plan)
(Full title of the plan)
_________________________

Dean L. Worley
Vice President, General Counsel, Secretary
Dillard’s, Inc.
1600 Cantrell Road
Little Rock, Arkansas 72201
501-376-5200
(Name, address, and telephone number, including area code, of agent for service)
_________________________

With a copy to:

Daniel L. Heard
Kutak Rock LLP
124 West Capitol, Suite 2000
Little Rock, Arkansas 72201
501-975-3000
_________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Class A Common Stock, par value $.01 per share	3,000,000 shares	$130.66	$391,980,000	$45,548.08

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Class A Common Stock registered hereunder includes such indeterminate number of additional shares of Class A Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Dillard’s, Inc. Investment & Employee Stock Ownership Plan.

(2)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the shares of the registrant’s Class A Common Stock as reported on the New York Stock Exchange on March 3, 2015.

(3)
Calculated pursuant to Section 6(b) of the Securities Act by multiplying .0001162 by the proposed     maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities     Act solely for the purpose of determining the registration fee of the securities registered hereby).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 3,000,000 shares of Class A Common Stock, par value $0.01 per share, of Dillard’s, Inc. (the “Company” or the “Registrant”) to be issued pursuant to the Dillard’s, Inc. Investment & Employee Stock Ownership Plan (formerly, the Dillard Department Stores, Inc. Retirement Plan) (the “Plan”). Accordingly, the contents of the earlier registration statement on Form S-8 (File No. 333-167937) filed with the United States Securities and Exchange Commission (the “Commission”) on July 1, 2010 are incorporated by reference in this Registration Statement to the extent not modified hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents previously filed or furnished by the Company or the Plan with the Commission are incorporated by reference herein:

(a)
The Company’s annual report on Form 10-K for the fiscal year ended February 1, 2014 and filed on March 27, 2014, and the Plan’s annual report on Form 11-K for the fiscal year ended December 31, 2013 and filed on June 3, 2014;

(b)
The Company’s quarterly reports for the periods ended May 3, 2014, August 2, 2014 and November 1, 2014, filed on June 5, 2014, September 4, 2014 and December 1, 2014, respectively, and its periodic reports on Form 8-K filed on April 2, 2014, May 21, 2014, August 22, 2014 and November 21, 2014; and

(c)
The description of the Company’s Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 8, 1989, and any amendment or report filed with the Commission for the purpose of updating such description.

    All documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is, or is deemed to be, incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits.

See attached exhibit index following the signature page, which is incorporated herein by reference.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, this 6th day of March, 2015.

DILLARD’S, INC.

By:	/s/ Dean L. Worley
Name:	Dean L. Worley
Title:	Vice President, General Counsel, Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

*	Chief Executive Officer and	March 6, 2015
William Dillard, II (Principal Executive Officer)	Director

/s/ Chris B. Johnson	Principal Vice President	March 6, 2015
Chris B. Johnson (Co-Principal Financial Officer)

/s/ Phillip R. Watts	Principal Vice President	March 6, 2015
Phillip R. Watts
(Principal Accounting Officer and Co-Principal Financial Officer)

*	President and Director	March 6, 2015
Alex Dillard

*	Executive Vice President and	March 6, 2015
Mike Dillard	Director

*	Executive Vice President and	March 6, 2015
Drue Matheny	Director

*	Director	March 6, 2015
Frank R. Mori

*	Director	March 6, 2015
J.C.Watts, Jr.

*	Director	March 6, 2015
Robert C. Connor

*	Director	March 6, 2015
Nick White

*	Director	March 6, 2015
Warren A. Stephens

*	Director	March 6, 2015
H. Lee Hastings, III

*	Director	March 6, 2015
Reynie Rutledge

*	Director	March 6, 2015
James I. Freeman

*By:    /s/ Dean L. Worley
Dean L. Worley, Attorney-in-Fact
The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, this 6th day of March, 2015.

DILLARD'S, INC. INVESTMENT & EMPLOYEE STOCK OWNERSHIP PLAN

By:	/s/ Dean L. Worley
Name:	Dean L. Worley
Title:	Administrator

EXHIBIT INDEX

Number	Description

5.1	Opinion of Kutak Rock, LLP.

5.2
In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby confirms that it has submitted the Plan and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

23.1	Consent of Kutak Rock, LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of Crowe Horwath LLP.

24.1	Power of Attorney (filed herewith).